UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2025

Magnachip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Magnachip Semiconductor, Ltd. 15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu Cheongju-si, Chungcheongbuk-do, 28581, Republic of Korea		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +82 (2) 6903-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Executive Officer

On August 11, 2025, the Board of Directors (the “Board”) of Magnachip Semiconductor Corporation (the “Company”) appointed Camillo Martino to serve as the Company’s Interim Chief Executive Officer. Mr. Martino currently serves as the Chairman of the Board and will continue in that role as well.

Mr. Martino, age 63, has served as the Company’s non-executive Chairman of the Board since June 2020 and as a director since August 2016. Mr. Martino currently also serves as a member of the board of directors for CXApp (formerly, KINS Technology Group). Mr. Martino also serves as a member of the board of directors at multiple privately-held companies, including VVDN Technologies, Sakuu and Ceremorphic. Mr. Martino previously served as a director of Cypress Semiconductor from June 2017 through to April 2020, a director of Sensera from 2018 to 2024, and was also the Chief Executive Officer of Silicon Image Inc. from January 2010 until the completion of its sale to Lattice Semiconductor Corporation in March 2015. From January 2008 to December 2009, Mr. Martino served as Chief Operating Officer of SAI Technology Inc., where he also served as a director from June 2006 to November 2010. From July 2005 to June 2007, Mr. Martino served as a director, the President and Chief Executive Officer of Cornice Inc. From August 2001 to July 2005, Mr. Martino served as the Executive Vice President and Chief Operating Officer at Zoran Corporation. Prior to that, Mr. Martino held multiple positions with National Semiconductor Corporation for a total of nearly 14 years, and in four different countries. Mr. Martino holds a Bachelor of Applied Science degree from the University of Melbourne and a Graduate Diploma from Monash University in Australia.

As a result of Mr. Martino’s appointment as Interim Chief Executive Officer, Mr. Martino has stepped down from each of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

As of the date of filing of this Current Report on Form 8-K, the Company has not entered into any compensatory agreements, arrangements or understandings in connection with Mr. Martino’s appointment as Interim Chief Executive Officer. The Company’s Compensation Committee is expected to review and consider appropriate compensation for Mr. Martino’s Interim Chief Executive Officer role in due course and, to the extent any such compensatory arrangements are made in connection with Mr. Martino’s appointment as Interim Chief Executive Officer, the Company will file an amendment to this Current Report on Form 8-K to include the information required by Item 5.02(c)(3) of Form 8-K.

There are no arrangements or understandings between Mr. Martino and any other persons pursuant to which he was appointed as Interim Chief Executive Officer. In addition, there are no family relationships between Mr. Martino and any other director or executive officer of the Company, and Mr. Martino has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Former Chief Executive Officer

On August 11, 2025, Young-Joon Kim resigned from his position as Chief Executive Officer of the Company. Mr. Kim also resigned as a member of the Board on August 8, 2025. Mr. Kim further resigned from his position as Representative Director of Magnachip Semiconductor, Ltd. (“MSK”), the Korean operating subsidiary of the Company, and from all other positions with each direct and indirect subsidiary of the Company; provided, however, that Mr. Kim will remain as the liquidator of Magnachip Mixed-Signal, Ltd. (“MMS”), the Korean subsidiary that used to operate the Company’s display business, until its liquidation process is completed or until the Company otherwise determines that Mr. Kim will no longer serve as liquidator of MMS.

Mr. Kim’s decision to step down from the role of Chief Executive Officer and the Board was not based on any disagreement with the Company on any matter relating to its operations, policies or practices. The Company thanks Mr. Kim for his decade of significant service and contributions to the Company, during which time he helped enhance the Company’s management functions and skillfully guided the Company through significant corporate development matters.

In connection with Mr. Kim’s resignation with the Company, Mr. Kim and the Company entered into a separation agreement dated as of August 11, 2025 (the “Separation Agreement”), consistent with its past practice with prior departing executives and conditioned on the required release as set forth in Mr. Kim’s current employment agreement, as amended (the “Kim Employment Agreement”). The terms of the Separation Agreement provide for severance and other benefits on the terms contained in the Kim Employment Agreement substantially consistent with a “termination without Cause” or “resignation with Good Reason,” as such terms are defined in and as set forth in Section 5(b) of the Kim Employment Agreement which has previously been filed with the Securities and Exchange Commission by the Company in its periodic reports. Pursuant to the Separation Agreement, the Company has agreed to the following: (i) the Company will pay Mr. Kim a cash severance payment equal to twenty-four times his monthly base salary, payable ratably over a period of twenty-four months after the separation date (with the first payment being paid two months after the separation date and to equal two times the monthly base salary and the remaining monthly base salary payments due on the twenty-fifth day of each month for a period of twenty-two months), together with any annual bonus earned for calendar year 2025, which shall be prorated on a daily basis, and (ii) any outstanding unvested equity awards held by Mr. Kim will be treated in accordance with the terms set forth in the Company’s applicable equity incentive plan and the applicable award agreements, solely for the purpose of this clause (ii), as if Mr. Kim’s separation was deemed to be “termination without Cause” rather than “resignation without Good Reason” under the applicable equity incentive plan and such award agreements (collectively, the “Separation Benefits”). The Separation Benefits are contingent on the execution and non-revocation of the Release of Claims (as defined below) and Mr. Kim’s compliance with all other terms of his Confidentiality Agreement, Proprietary Information and Invention Assignment Agreement, the Separation Agreement and the Release of Claims.

In connection with the Separation Agreement, Mr. Kim also entered into a release with the Company, MSK and MMS whereby Mr. Kim released all claims he may have against the Company, MSK, MMS or their respective affiliates, subsidiaries, representatives and other related parties in exchange for the Separation Benefits and the other applicable severance benefits set forth in the Separation Agreement (the “Release of Claims”).

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 11, 2025, the Company issued a press release announcing the management changes discussed above. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description

10.1	Separation Agreement, dated as of August 11, 2025, by and among the Company and YJ Kim.

99.1	Press Release issued August 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: August 11, 2025	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, General Counsel and Secretary